EXHIBIT 32.12
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Michael J. Behrens, Vice President and Chief Financial Officer of Sierra Pacific Power Company (dba NV Energy), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of Sierra Pacific Power Company for the quarterly period ended June 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Sierra Pacific Power Company.

Date: August 1, 2025	/s/ Michael J. Behrens
Michael J. Behrens
Vice President and Chief Financial Officer
(principal financial officer)